                                                                   EXHIBIT 22.3


                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14a-12

                            BOCA RATON CAPITAL CORPORATION
 ................................................................................
                   (Name of Registrant as Specified In Its Charter)

                            BOCA RATON CAPITAL CORPORATION
 ................................................................................
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate box):

[  ]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
[  ]   $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)      Title of each class of securities to which transaction applies:

               ................................................................
       2)      Aggregate number of securities to which transaction applies:

               ................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.(1)

               ................................................................
       4)      Proposed maximum aggregate value of transaction:

               ................................................................
       5)      Total fee paid:

               ................................................................

[X ]    Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)      Amount Previously Paid:

               ................................................................
       2)      Form, Schedule or Registration Statement No.:

               ................................................................
       3)      Filing Party:

               ................................................................
       4)      Date Filed:

               ................................................................

- -------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            BOCA RATON CAPITAL CORPORATION
                                    6516 VIA ROSA
                              BOCA RATON, FLORIDA 33433

                          ----------------------------------
                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  FEBRUARY 29, 1996
                          ----------------------------------




To our Shareholders:

       Notice is hereby given that a Special Meeting of Shareholders of Boca Raton Capital Corporation, a Florida corporation (the "Company") will be held at 10:30 a.m., local time, on February 29, 1996 at The Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida (the "Meeting") for the following purposes:

               1. To consider and approve a special cash distribution of $2.25 per share of common stock of the Company, $.001 par value per share ("Common Stock"), payable, out of the Company's capital surplus, on each share of the Common Stock outstanding of record at the close of business on January 11, 1996.

               2. To consider and transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


       Only holders of Common Stock of record at the close of business on January 11, 1996 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Franklyn B. Weichselbaum
                                  Secretary

Dated: February 6, 1996

IN ORDER TO ASSURE THE PRESENCE OF A QUORUM AND THEREBY AVOID UNNECESSARY EXPENSE TO ALL SHAREHOLDERS, YOU ARE REQUESTED, IF YOU WILL BE UNABLE TO ATTEND THE MEETING IN PERSON, TO SIGN AND TO DATE THE ENCLOSED PROXY BALLOT (REGARDLESS OF THE AMOUNT OF YOUR HOLDINGS) AND TO MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT YOUR PROXY.

                            BOCA RATON CAPITAL CORPORATION
                                    6516 VIA ROSA
                              BOCA RATON, FLORIDA 33433

                           SPECIAL MEETING OF SHAREHOLDERS
                                  FEBRUARY 29, 1996

                                   PROXY STATEMENT

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boca Raton Capital Corporation, a Florida corporation (the "Company"), for use at the Special Meeting of Shareholders (the "Meeting") to be held at 10:30 a.m., local time, on February 29, 1996 at The Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, or any adjournment or postponement thereof. The purposes of the Meeting and the matters to be acted upon are: (i) to consider and approve a special cash distribution of $2.25 per share of common stock of the Company, $.001 par value per share ("Common Stock"), payable, out of the Company's capital surplus, on each share of Common Stock outstanding of record at the close of business on January 11, 1996; and (ii) to consider and transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

       Abstentions will be considered as shares present and entitled to vote at the Meeting for purposes of determining whether a quorum is present and will be counted as votes cast at the Meeting, but will not be counted as votes cast "for" or "against" any given matter. Broker non-votes will be treated as shares present and entitled to vote at the Meeting for purposes of determining whether a quorum is present. However, broker non-votes will not be considered as votes cast at the Meeting.

       The close of business on January 11, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment or postponement thereof. On that date, the Company had 1,125,283 shares of Common Stock, outstanding held by 608 holders of record. Each share will be entitled to one vote at the Meeting. The Notice of Meeting, Proxy Statement and form of Proxy are first being mailed to shareholders on or about February 6, 1996.

       The date of this Proxy Statement is February 6, 1996.


                         I.  APPROVAL OF SPECIAL DISTRIBUTION

       A majority of outstanding shares of the Common Stock represented in person or by proxy shall constitute a quorum at the Meeting. Pursuant to Article VII of the Company's Articles of Incorporation, if a quorum is present, an affirmative vote of (i) the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock and (ii) at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of the Common Stock Beneficially Owned (as defined on Schedule A hereto) by shareholders other than any Interested Shareholder (as defined on Schedule A hereto), present either in person or by proxy at the Meeting, is required for the approval of a special cash distribution (the "Special Distribution") of $2.25 per share of Common Stock of the Company, payable, out of the Company's capital surplus, on each share of Common Stock outstanding of record at the close of business on January 11, 1996. If the Company's shareholders vote to approve the Special Distribution, the Company shall distribute on March 11,

1996, or as soon thereafter as practicable, $2.25 per share of Common Stock on each share of Common Stock outstanding of record at the close of business on January 11, 1996. The Company has been informed that the National Association of Securities Dealers, Inc. (the "NASD") will not designate an "ex-dividend date" for the Company's Common Stock until after the Company's shareholders approve the Special Distribution. The "ex-dividend date", if designated, is the date on and after which the Company's Common Stock will be traded without the Special Distribution. According to the rules of the NASD, prior to the NASD's designation of an "ex-dividend date", if any, the Company's Common Stock will be traded with the rights to the proposed Special Distribution; therefore, any shareholder of the Company of record on January 11, 1996 or thereafter who transfers Common Stock of the Company prior to the "ex-dividend date" is obligated to transfer the Special Distribution to the purchaser of such shares of Common Stock. Shares represented by a properly signed, dated and returned proxy are considered as shares present at the Meeting for purposes of determining a quorum.

       At a meeting of the Company's Board of Directors held on January 11, 1996, the Company's Treasurer reported to the Board that the Company, based upon a current valuation of the Company's assets, had a sufficient capital surplus account to permit a distribution of $2.25 per share of Common Stock on each share of Common Stock outstanding of record on January 11, 1996. At the meeting, the Board authorized and declared the Special Distribution, subject to the approval of the Company's shareholders, in order to maximize shareholder value by providing shareholders with a special cash distribution out of capital surplus while maintaining a level of assets deemed sufficient for the Company to seek potential merger opportunities.

       The Board of Directors is required to submit the proposed Special Distribution to a vote of the Company's shareholders pursuant to Article VII of the Company's Articles of Incorporation. If the shareholders approve the Special Distribution, $2,531,886.75 (approximately 75% of the Company's net worth as of December 31, 1995), will be distributed on each share of Common Stock outstanding of record at the close of business on January 11, 1996. If the shareholders do not approve the Special Distribution, the Board of Directors will rescind the resolution authorizing and declaring the Special Distribution and the Special Distribution will not be distributed.

FEDERAL INCOME TAX CONSIDERATIONS

       The following is a general summary of certain federal income tax consequences of the proposed Special Distribution to shareholders that are individuals. Special rules apply to shareholders that are corporations. Corporate shareholders should consult with their own tax advisors regarding these special rules. Further, the consequences to any particular shareholder will depend on that shareholder's particular circumstances, including whether the shareholder later disposes of the shares. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISORS REGARDING THE DIRECT AND INDIRECT, FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE SPECIAL DISTRIBUTION.

       The character of the Special Distribution for federal income tax purposes as a dividend, a tax-free return of capital that reduces basis or gain from the sale of the shares is impossible to predict. For federal income tax purposes, the Special Distribution will be a dividend to the extent of the Company's current and accumulated earnings and profits. To the extent it exceeds the Company's current and accumulated earnings and profits, a distribution to a shareholder will be treated as a return of capital to the extent of that shareholder's basis (generally tax-free) and thereafter as gain from the sale of the shares.

       The Company has incurred losses in prior years and therefore has a deficit in accumulated earnings and profits. Current year earnings and profits are not determinable until the end of Company's taxable year. It is impossible to predict whether the Company will be considered to have made the Special Distribution out of current earnings and profits or accumulated earnings and profits because, among other reasons, these determinations take account of events occurring after the distribution. Further, where there is more than one distribution during a year and the total amount distributed exceeds the year's current earnings, the earnings are pro rated to the distributions. Thus, in the case of the Company, whether the Special Distribution is out of current earnings will depend in part on whether the Company has additional earnings during 1996 and whether the Company makes further distributions. In this regard, the character of the Special Distribution may also be affected by a merger, acquisition or other business combination involving the Company or a sale or transfer of any of the Company's assets.

       The Company will generally be required to determine whether and to what extent the Special Distribution is a dividend and to report such information to certain shareholders by January 31, 1997 and to the Internal Revenue Service by February 28, 1997. For purposes of "backup withholding" the entire Special Distribution will be considered a dividend. Backup withholding generally does not apply to shareholders that properly file a Form W-9 (which lists the shareholder's name and social security number) with the paying agent.

       Shareholders should be aware that various proposals have been made in Congress and by the President to amend the Internal Revenue Code. It is impossible to predict whether any such proposal will be enacted or, if enacted, its effect on any particular shareholder.

       EACH SHAREHOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISORS REGARDING THE CHARACTERIZATION OF THE SPECIAL DISTRIBUTION AND THE FEDERAL, STATE LOCAL AND OTHER TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE SPECIAL DISTRIBUTION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares and percentage of Common Stock beneficially owned as of January 15, 1996 by (i) owners of more than five percent of the Common Stock, (ii) each director and executive officer of the Company, and (iii) all officers and directors of the Company as a group.

Name and Address of
Beneficial Owners(1)               Number of Shares        Percentages Owned
- --------------------               ----------------        -----------------
 William B. Tanner(2)                165,600                   14.7
 2076 Union Avenue
 P.O. Box 40769
 Memphis, Tennessee 38174

 Dan Purjes(3)                       171,832                   15.3
 c/o Josephthal Lyon & Ross
  Incorporated
 200 Park Avenue, 24th Floor
 New York, New York 10166

 Franklyn B. Weichselbaum              0                       *
 6516 Via Rosa
 Boca Raton, Florida 33433

 Alan L. Jacobs                        7,562                   *
 c/o Boca Raton Capital
  Corporation
 6516 Via Rosa
 Boca Raton, Florida 33433

 Ronald L. Miller                      0                       *
 c/o Miller Advisory Corp.
 2601 Heron Lane N.
 Clearwater, Florida 34622

 Alan H. Weingarten                    7,500                   *
 c/o Alan H. Weingarten &
  Associates, Inc.
 21759 Club Villa Terrace
 Boca Raton, Florida 33433


Name and Address of
Beneficial Owners(1)               Number of Shares        Percentages Owned
- --------------------               ----------------        -----------------

 Robert H. Arnold                          0                   *
 c/o R.H. Arnold & Co.
 Carnegie Hall Tower
 152 West 57th Street
 New York, New York 10019

 C. Lawrence Rutstein                      0                   *
 340 Overlook Lane
 Gulph Mills, Pennsylvania 19428

 All officers and directors as        15,062                   1.3
 a group (6 persons)

- ------------------------------

* Less than 1 %.

(1) Unless otherwise indicated, each person listed above has sole voting power and sole investment power with respect to the shares owned by such person.

(2) Includes (a) 23,000 shares held by WBT Holding Co., Inc., an entity controlled by Mr. Tanner; (b) 11,500 shares held by Mr. Tanner as custodian for Weatherly Blake, Mr. Tanner's son; (c) 4,600 shares held by Mr. Tanner as custodian for William Taylor Tanner, Mr. Tanner's grandson; (d) 11,500 shares held by Crystal Tanner, Mr. Tanner's daughter; and (e) 11,500 shares held by William B. Tanner, Jr., Mr. Tanner's son. Mr. Tanner disclaims beneficial ownership of all of these shares.

(3) Includes (a) 2,500 shares owned by his minor children; (b) 48,166 shares owned by his spouse; (c) 3,000 shares held in his profit sharing plan account;
(d) 1,000 shares held in his IRA; (e) 35,000 shares owned by Josephthal Holdings, of which Mr. Purjes is an executive officer, director and principal shareholder; and (f) 11,500 shares owned by the Josephthal Profit Sharing Plan, of which Mr. Purjes has the authority to appoint and discharge its trustees. Mr. Purjes disclaims beneficial ownership of the shares held by his spouse, Josephthal Holdings and the Josephthal Profit Sharing Plan.


                                  II. OTHER MATTERS

       The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

 III.  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

       Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the Company's proxy statement and proxy for a particular annual meeting. Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1995 Annual Meeting must be received by the Company no later than August 1, 1996 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Receipt by the Company of any such proposal from a qualified shareholder in a timely manner will not ensure its inclusion in the Company's proxy material because there are other requirements in the proxy rules for such inclusion.

                                 IV.  MISCELLANEOUS

       If the accompanying form of Proxy is executed properly and returned, the shares represented thereby will be voted at the Meeting in accordance with the instructions on the Proxy, unless the Proxy is revoked. If no instructions are indicated in such Proxy, the shares represented thereby will be voted FOR the approval of the Special Distribution of $2.25 per share of Common Stock payable, out of the Company's capital surplus, on each share of Common Stock outstanding of record at the close of business on January 11, 1996, and in the discretion of the Proxy holders as to any other matter which may properly come before the Meeting. Any Shareholder who has given a Proxy may revoke such Proxy at any time prior to its exercise at the Meeting by (i) giving written notice of the revocation to Franklyn B. Weichselbaum, as Secretary of the Company, (ii) properly submitting to Franklyn B. Weichselbaum, as Secretary of the Company, a duly executed Proxy bearing a later date, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself revoke a Proxy. All written notices of revocation and other communications with respect to revocation of Proxies should be addressed as follows: Franklyn B. Weichselbaum, Secretary, Boca Raton Capital Corporation, 6516 Via Rosa, Boca Raton, Florida 33433.

       All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by the officers of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.


                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  Franklyn B. Weichselbaum
                                  Secretary
Boca Raton, Florida
February 6, 1996

                                                                      SCHEDULE A



               "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, or, if said Rule 12b-2 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 12b-2 as in effect on the filing date of these Amended and Restated Articles of Incorporation.

               "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the filing date of these Amended and Restated Articles of Incorporation; provided, however, that a Person shall, in any event, also be deemed the "Beneficial Owner" of any Voting Stock:

               (1) which such Person or any of its Affiliates or Associates Beneficially Owns, directly or indirectly; or

               (2) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the Beneficial Owner of any shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses of Section 1 of Article VII) or upon the exercise of conversation rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any shares solely by reason of a recoverable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

               (3) which are Beneficially Owned, directly or indirectly, by any other Person with which such first-mentioned Person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation.
               Notwithstanding any of the foregoing to the contrary, (i) no director or officer of this Corporation (or any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to Beneficially Own any Voting Stock Beneficially Owned by any other such director or officer (or any Affiliate or Associate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation nor any trustee with respect thereto (or any Affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to Beneficially Own any Voting Stock held under any such plan. For purposes of computing the percentage of Beneficial Ownership of Voting Stock of a Person, the outstanding Voting

Stock shall include shares deemed owned by such Person through application of this subsection, but shall not include any other Voting Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Stock shall include only Voting Stock then outstanding and shall not include any Voting Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options or otherwise.

               "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary thereof or Gary O. Marino, none of whom shall be an Interested Shareholder for purposes of these Amended and Restated Articles of Incorporation) who or which:

               (1) is the Beneficial Owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

               (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

               (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

               "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

               "Voting Stock" means any issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that for the purpose of determining whether a person is an Interested Shareholder pursuant to Paragraph G of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph B of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                            BOCA RATON CAPITAL CORPORATION

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  OF BOCA RATON CAPITAL CORPORATION (the "Company").

               The undersigned hereby appoints Alan L. Jacobs and Franklyn B. Weichselbaum as Proxies, each with the power to appoint his substitute; and hereby authorizes them, or any of them, to represent and vote as designated on the reverse side of this proxy card, all the shares of common stock of the Company held of record by the undersigned on January 11, 1996 at the Special Meeting of Shareholders to be held on February 29, 1996, or any adjournment or postponement thereof.

                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/
Please mark your votes as in this example.


TO VOTE WITH THIS PROXY BALLOT, FILL IN THE BOX TO THE RIGHT OF YOUR VOTE FOR EACH PROPOSAL THEN SIGN, DATE AND RETURN THIS BALLOT IN THE ENVELOPE PROVIDED.


The undersigned hereby instructs the
proxies named hereon or their
substitutes to vote, in their
discretion, upon such other matters
which may properly come before the
meeting or any adjournment thereof.

       1.      Approval of special       FOR       AGAINST      ABSTAIN
               distribution of $2.25     / /        / /          / /
               per share of common
               stock of the Company,
               out of the Company's
               capital surplus, on
               each share of common
               stock outstanding of
               record on January 11,
               1996.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU EXECUTE AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SPECIAL DISTRIBUTION OF $2.25 PER SHARE ON EACH SHARE OF COMMON STOCK OUTSTANDING OF RECORD ON JANUARY 11, 1996.


SIGNATURE
         -------------------------------   -------------------------------------
                                  DATED   SIGNATURE IF JOINTLY OWNED      DATED

Note: Please sign exactly as the name appears above. When shares are held by Joint Tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.